SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CORE MOLDING TECH

                    MJG ASSOCIATES, INC.
                         GABELLI INTERNATIONAL LTD
                                 8/19/02            4,500             1.4078
                    GAMCO INVESTORS, INC.
                                10/15/02           40,000             1.0288
                                10/07/02            5,000             1.2500
                                 9/11/02            5,000             1.4500
                                 9/04/02            4,300             1.5000
                                 9/03/02            2,000             1.5000
                                 8/29/02            1,700             1.4000
                                 8/29/02            3,900             1.4097
                                 8/28/02            1,100             1.4200
                                 8/22/02           14,000             1.4600
                                 8/20/02            3,900             1.4885
                    GABELLI ADVISERS, INC.
                                10/16/02            8,000             1.0097
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                10/16/02          117,500             1.0097


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.